Exhibit 10.2

Irrevocable undertaking by Pentland Group plc

To:	JD Sports Fashion plc (Company)
Hollinsbrook Way
Pilsworth
Bury
Lancashire
BL9 8RR

and

To:	The Finish Line, Inc. (Target)
3308 North Mitthoeffer Road
Indianapolis, Indiana 46235

March 25, 2018

Dear Sirs

Acquisition of The Finish Line, Inc.

1	Background

1.1	The Company is proposing to enter into a conditional merger agreement (Merger Agreement) pursuant to which Genesis Merger Sub, Inc., an indirect wholly owned subsidiary of the Company will merge with and into The Finish Line, Inc. (Target), with the Target surviving such merger as an indirect wholly owned subsidiary of the Company and the Target shares of the Target’s shareholders (with certain exceptions) would be converted to a right to receive a consideration of USD13.50 per share (Transaction).

1.2	The Transaction will be a Class 1 transaction for the purposes of the Listing Rules of the Financial Conduct Authority and, as such, will be subject to the passing of an approval resolution (Approval Resolution) at a general meeting of the Company (General Meeting), notice of which will be included in a circular to be dispatched to members of the Company as soon as practicable (Circular).

2	Undertakings

2.1	We, the undersigned, hereby irrevocably and unconditionally undertake, represent and warrant to and confirm and agree with you that:

(a)	we are the beneficial owner and registered holder of 559,274,440 ordinary shares of 0.25p each in the capital of the Company (Committed Shares) and we have all relevant authority (and will at all times continue to have all relevant authority) to vote in favour of the Approval Resolution and any other resolution, proposal or motion at the General Meeting in respect of the Committed Shares;

(b)	we shall exercise or procure the exercise of all voting rights attaching to the Committed Shares to vote:

(i)	in favour of the Approval Resolution at the General Meeting or at any adjournment thereof; and

(ii)	against (A) any resolution, proposal or motion that the Approval Resolution be withdrawn from the business to be considered or transacted at the General Meeting or at any adjournment thereof or be otherwise not voted upon at the General Meeting or at any such adjournment and (B) any resolution, proposal, motion or request for written consent that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, or prevent or delay the consummation of the Transaction;

(c)	we shall:

(i)	execute or procure the execution of the form of proxy to be dispatched to shareholders with the Circular (Form of Proxy) and shall therein appoint the chairman of the General Meeting to attend and vote on our behalf in favour of the Approval Resolution in respect of all of the Committed Shares; and

(ii)	ensure that the executed Form of Proxy is received by the Company’s registrars not later than the deadline for receipt of proxies set out therein;

(d)	we shall not revoke, or procure the revocation of, the Form of Proxy submitted in accordance with sub-paragraph 2.1(c) above, whether in writing, by attendance at the General Meeting or otherwise; and

(e)	unless and until the Approval Resolution has been passed, we will not directly or indirectly sell, transfer, charge, encumber, grant any options over or otherwise dispose of, or permit the sale, transfer, charging, encumbering, granting of any option over or other disposal of, all or any of the Committed Shares or of any interest therein (including any voting rights).

2.2	In the event that we acquire or purchase any shares, securities or interests in the Company or rights therein, such shares, securities, interests or rights shall be deemed to be included in the above definition of Committed Shares.

2.3	This undertaking will automatically terminate on the earliest of:

(a)	the Approval Resolution is passed;

(b)	the “Effective Time” as defined in the Merger Agreement;

(c)	the termination of the Merger Agreement in accordance with its terms;

(d)	the “Outside Date” as defined in the Merger Agreement as of the date hereof (without giving effect to any subsequent extension of such date effected without the written consent of the undersigned).

2.4	Notwithstanding paragraph 2.3 above, no termination of this undertaking shall relieve or release the undersigned from any obligations or liabilities arising out of the undersigned breaches of this undertaking prior to such termination.

3	Inadequacy of damages

Without prejudice to any other rights or remedies that you may have, we hereby acknowledge and agree that damages alone would not be an adequate remedy for any breach of the terms this undertaking by us. Accordingly, you shall be entitled to the remedy of specific performance for any threatened or actual breach by us of the terms of this undertaking.

4	Governing law and submission to jurisdiction

4.1	This undertaking and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

4.2	We and (by receiving this undertaking and in consideration for that receipt) you irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this undertaking, its subject matter or formation.

Executed as a deed and delivered on the date	)
appearing at the head of page 1 by	)	/s/ Tim Hockings
Pentland Group plc acting by	)
in the presence of

/s/ Tim Cullen
Signature of witness

Tim Cullen
Name

13 Gerard Road
Address
London SW13 9RQ

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